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                                                                 EXHIBIT 15








               Letter Re:  Unaudited Interim Financial Information



     October 4, 1995



     Securities and Exchange Commission
     Washington, D.C.  20549

     We are aware of the incorporation by reference in the Registration Statement (Form S-3) of CUC International Inc. for the registration of 1,498,888 shares of its common stock of our reports dated May 31, 1995 and August 29, 1995, relating to the unaudited condensed consolidated interim financial statements of CUC International Inc. which are included in its Forms 10-Q for the quarters ended April 30, 1995 and July 31, 1995.

     Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



     ERNST & YOUNG LLP

     Stamford, Connecticut




















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